UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

HANDY & HARMAN LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

HANDY & HARMAN LTD.
1133 Westchester Avenue
White Plains, NY 10604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 29, 2011

To the Stockholders of Handy & Harman Ltd.:

The annual meeting of stockholders of Handy & Harman Ltd. (the “Company”) will be held on November 29, 2011, at 11:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 65 East 55th Street, New York, New York 10022, for the following purposes:

1.
To elect eight directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2012 and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on October 17, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.  Only holders of record of shares of Common Stock of the Company at the close of business on October 17, 2011 are entitled to notice of and to vote at the meeting.

Your vote is very important.  All stockholders are cordially invited to attend the meeting.  We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.  If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

The notice and Proxy Statement are first being mailed to our stockholders on or about November 1, 2011.

Please follow the voting instructions on the enclosed proxy card to vote.

By Order of the Board,

HANDY & HARMAN LTD.

/s/ Glen M. Kassan
Glen M. Kassan
Chief Executive Officer
October 28, 2011

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK	2

PROPOSAL ONE: ELECTION OF DIRECTORS	4

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	27

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING AND OTHER MATTERS	29

i

HANDY & HARMAN LTD.
1133 Westchester Avenue
White Plains, NY 10604

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On November 29, 2011

INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement contains information related to the annual meeting of stockholders (the “Annual Meeting”) of Handy & Harman Ltd. (the “Company” or “HNH”) to be held on November 29, 2011, at 11:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 65 East 55th Street, New York, New York 10022, and at any postponements or adjournments thereof.

Purpose of the Annual Meeting

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share (“Common Stock”), will have a chance to meet some of its directors and executives and will act on the following matters:

1.
To elect eight directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2012 and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock.  Only holders of record of shares of Common Stock at the close of business on October 17, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On the Record Date of the Annual Meeting, there were 12,646,498 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.  Each share of Common Stock is entitled to one vote.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Annual Meeting.  If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your stock ownership and photo identification to the Annual Meeting.  For example, you may bring an account statement showing that you beneficially owned shares of Common Stock as of October 17, 2011 as acceptable proof of ownership.

Important Notice Regarding The Availability Of Proxy Materials
For The Stockholders Meeting To Be Held On November 29, 2011

We are furnishing proxy materials for the Annual Meeting on the Internet in addition to mailing paper copies of the materials to each stockholder of record on the Record Date.  This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Amendment No. 1 thereto are available at: www.handyharman.com /2011annual.php.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

How to Vote

You may vote in person at the Annual Meeting or by proxy.  Our Board is asking for your proxy.  We recommend that you vote by proxy even if you plan to attend the Annual Meeting.  Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may also vote for or against the proposal or abstain from voting.  You can always change your vote at the Annual Meeting.  Proxy cards must be received by us before voting begins at the Annual Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Annual Meeting.  Each proxy in that form that is properly signed and received prior to the Annual Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares.  If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote.  The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware of any matter other than the matters described above to be presented for action by stockholders at the Annual Meeting.  If other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted.  Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Annual Meeting.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock.  The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Annual Meeting.  Shares that the Company owns are not voted and do not count for this purpose.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

For Proposal No. 1, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board.  The affirmative vote of a majority of the total votes cast, in person or by proxy, on the proposal is required to approve Proposal No. 2, to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Treatment and Effect of Abstentions and “Broker Non-Votes”

A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on Proposal No. 1, the election of directors, but may be voted on Proposal No. 2, to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.  Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  An abstention or broker “non-vote” will not be considered a vote cast.  Accordingly, abstentions or broker “non-votes” will not be included in the tabulation of the voting results and will have no effect on the approval of either proposal at the Annual Meeting.

No Right of Appraisal

Neither Delaware law, the Company’s Certificate of Incorporation nor its bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting.  Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company.  In addition, the Company has engaged MacKenzie Partners, Inc. (“MacKenzie”), to act as our proxy solicitation agent.  MacKenzie will be paid a fee of $5,000 and will be reimbursed for disbursements made on our behalf.  You may obtain information from MacKenzie as follows: 105 Madison Avenue, New York, NY 10016; banks and brokerage firms, please call (212) 929-5500 (Collect); shareholders please call (800) 322-2885 (Toll-Free).  In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of capital stock and will, upon request, reimburse them for their expenses.  In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board has a single class of directors, with each director serving a one-year term.  Directors elected at the Annual Meeting will serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Information with Respect to Director Nominees

Set forth below are the names and ages of the Company’s directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NASDAQ Stock Market (“NASDAQ”) for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that Robert Frankfurt, Garen W. Smith and Mitchell I. Quain are independent.

Name	Age	All Offices with the Company	Director Since
Warren G. Lichtenstein	46	Chairman of the Board	2005
Glen M. Kassan	68	Vice Chairman of the Board and Chief Executive Officer	2005
Robert Frankfurt*	46	Director	2008
Jack L. Howard	50	Director	2005
John H. McNamara, Jr.	47	Director	2008
Mitchell I. Quain*	59	Director	2011
Garen W. Smith*	68	Director	2002
Jeffrey A. Svoboda	60	Director, Senior Vice President of HNH and President and Chief Executive Officer of Handy & Harman Group Ltd. (“H&H Group”)	2011
_______________
*           Member of the Compensation Committee, Nominating Committee and the Audit Committee

Business Background and Qualifications of Directors Nominees

We believe that the collective skills, professional experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders.  While the Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board.  In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

 The following is a summary of the business background and experience of each of the persons named above:

Warren G. Lichtenstein.  Chairman of the Board.

Warren G. Lichtenstein, age 46, has served as Chairman of the Board of the Company since July 2005.  Mr. Lichtenstein is the Chairman and Chief Executive Officer of Steel Partners LLC (“Partners LLC”), a global management firm.  Partners LLC is the manager of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  Mr. Lichtenstein is currently the Chairman of the Board and Chief Executive Officer of Steel Holdings.  Mr. Lichtenstein has been associated with Partners LLC and its affiliates since 1990.  He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China.  He also co-founded Steel Partners II, L.P. (“SPII”), a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings, in 1993.  Mr. Lichtenstein has served as a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  Mr. Lichtenstein also served as the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc. (“SPAH”), a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  He has served as a director of SL Industries, Inc. (“SL Industries”), a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since March  2010.  He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005.  Mr. Lichtenstein has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company currently seeking to acquire one or more business operations, since October 2010.  He served as a director of a predecessor entity of Steel Holdings from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003.  From May 2001 to November 2007, Mr. Lichtenstein served as a director (formerly Chairman of the Board) of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc.  He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008.  Mr. Lichtenstein served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006.  We believe Mr. Lichtenstein is qualified to serve as Chairman of the Board due to his expertise in corporate finance, record of success in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

Glen M. Kassan.  Vice Chairman of the Board and Chief Executive Officer.

Glen M. Kassan, age 68, has served as a director of the Company since July 2005 and as the Company’s Vice Chairman of the Board and Chief Executive Officer since October 2005.  He is a Managing Director and operating partner of Partners LLC and has been associated with Partners LLC and its affiliates since August 1999.  He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007.  He has served as a director of SL Industries since January 2002 and its Chairman of the Board since May 2008.  He previously served as SL Industries’ Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010.  He was a director of United Industrial from October 2002 to November 2007.  We believe Mr. Kassan is qualified to serve as Vice Chairman of the Board due to his years of experience and record of success in leadership positions in other manufacturing, industrial and other public companies having attributes similar to the Company as well as the expertise he possesses in capital markets and corporate finance.

Robert Frankfurt.  Director.

Robert Frankfurt, age 46, has been a director of the Company since November 2008.  Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt has been a director of Peerless Systems Corp., a public company that licenses and sells imaging and networking technologies and components to the digital document markets, since November 2010.  Mr. Frankfurt has been a director of Mercury Payment Systems, Inc., a private company that provides integrated transaction processing, since October 2010.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA.  We believe Mr. Frankfurt is qualified to serve as a member of the Board due to his years of experience with private investing and investment advising and his post-graduate education, which provide him with comprehensive financial and accounting expertise.

Jack L. Howard.  Director.

Jack L. Howard, age 50, has been a director of the Company since July 2005.  He has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989.  Mr. Howard is currently the President of Steel Holdings.  He is the President of Partners LLC and has been associated with Partners LLC and its affiliates since 1993.  Mr. Howard co-founded SPII in 1993.  He has been a director of Steel Excel since December 2007.  Mr. Howard has also served as a director of DGT Holdings Corp., a company primarily engaged in the design, manufacture and marketing of medical and dental imaging systems, since September 2011.  Mr. Howard served as Chairman of the Board of a predecessor entity of Steel Holdings from June 2005 to December 2008, as a director from 1996 to December 2008 and its Vice President from 1997 to December 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of Steel Holdings’ predecessor entity.  Mr. Howard served as a director of SPAH from February 2007 until June 2007, and was Vice-Chairman from February 2007 until August 2007.  He also served as Chief Operating Officer and Secretary of SPAH from June 2007 and February 2007, respectively, until October 2009.  He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.  We believe Mr. Howard is qualified to serve as a member of the Board due to his financial expertise and record of success as a director, chairman and top-level executive officer of numerous public companies.

John H. McNamara, Jr.  Director.

John H. McNamara, Jr., age 47, has served as a director of the Company since February 2008.  He is a Managing Director and investment professional of Partners LLC and has been associated with Partners LLC and its affiliates since May 2006.  He has also served as a director of Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants, since April 2008.  Mr. McNamara has served as Chairman of the Board of Directors of WebBank, a Utah chartered industrial bank that is a wholly-owned subsidiary of Steel Holdings, since May 2009.  Mr. McNamara served as a director of SL Industries from May 2008 until June 2011.  Mr. McNamara also served as a director of a predecessor entity of Steel Holdings from April 2008 to December 2008, and was its Chief Executive Officer from June 2008 to December 2008.  Prior to working at Partners LLC, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995.  As a member of its Corporate Finance Group he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings.  Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.  We believe Mr. McNamara is qualified to serve as a member of the Board due to his record of success in leadership positions in other public companies and extensive expertise in corporate finance, particularly in the areas of mergers and acquisitions, restructuring and refinancing.

Mitchell I. Quain.  Director.

Mitchell I. Quain, age 59, has served as a director of the Company since June 2011.  Mr. Quain has been a Managing Director of One Equity Partners, a private investment firm, since 2009.  From 2006 through 2009, he was a Senior Director of ACI Capital Corp., a private investment firm.  From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman.  Mr. Quain also serves as Chairman of the Board of Directors of MagneTek, Inc., a manufacturer of digital power and motion control systems, and a director of each of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, Titan International, Inc., a supplier of wheel and tire assemblies, Astro-Med, Inc., a manufacturer of high tech specialty printing systems, electronic medical instrumentation, and data acquisition systems for test and measurement, and RBC Bearings Incorporated, an international manufacturer and marketer of highly engineered precision bearings and components.  Mr. Quain received a M.B.A. with Distinction from the Harvard Business School and is a Chartered Financial Analyst.  We believe Mr. Quain is qualified to serve as a member of the Board due to his working knowledge of capital markets gained from his experiences as an investment professional and his service as a director of other publicly-traded manufacturers.

Garen W. Smith.  Director.

Garen W. Smith, age 68, has served as a director of the Company since 2002.  Mr. Smith is Vice President, Secretary and Treasurer of New Abundance Corp., a business consulting company.  Mr. Smith served as Vice President, Secretary and Treasurer of Abundance Corp., a consulting company that provided services to the Company, from 2002 to February 2005.  In addition, he was President and Chief Executive Officer of Unimast Incorporated (“Unimast”) from 1991 to 2002.  Mr. Smith has served as a director of Phillips Manufacturing Company since November 2006.  Mr. Smith also serves on the advisory board of Steel Warehouse Company, Inc.  Mr. Smith is also currently the President of Grove Park Associates, a small, regional residential developer.  Mr. Smith received his Bachelor of Science degree in Civil Engineering from Penn State University in 1964 and his Masters of Engineering degree (Civil Engineering) from Penn State University in 1966.  We believe Mr. Smith is qualified to serve as a member of the Board due to his years of experience and record of success in leadership positions in other manufacturing and industrial companies having attributes similar to the Company.

Jeffrey A. Svoboda.  Director.

Mr. Svoboda, age 60, has served as a director of the Company since June 2011 and has been President and Chief Executive Officer of each of H&H Group, since August 2011, Handy & Harman (“H&H”), since January 2008, and Bairnco Corporation (“Bairnco”), since January 2009.  Mr. Svoboda has also served as a Senior Vice President of the Company since March 2009.  Mr. Svoboda has previously served as a Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007.  From 1998 through 2001, he was with Fortune Brands as President of Moen Incorporated.  Prior positions included Vice President of Manufacturing and Distribution for Black & Decker, General Manager of International Marketing and Sales for General Electric Appliances, and President of Electro Componentes de Mexico, an affiliate of General Electric.  We believe Mr. Svoboda is qualified to serve as a member of the Board due to his familiarity with the Company and its operations and his experience with other manufacturing and industrial companies having attributes similar to the Company.

Board Committees and Meetings

The Board met on six occasions during the year ended December 31, 2010 and acted by written consent on nine occasions.  Each of the directors, other than John Quicke (who ceased to be a director in December 2010), attended at least 75% of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which he served.  All members of the Board then serving as directors attended the 2010 annual meeting of the Company’s stockholders.  Our policy is that our Board members are expected to attend each Annual Meeting.

There are three principal committees of the Board: the Audit Committee, Nominating Committee and the Compensation Committee.

Audit Committee

The Company has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has a charter, a current copy of which is available on the Company’s website, www.handyharman.com.  The members of the Audit Committee are Robert Frankfurt, Garen W. Smith and Mitchell I. Quain.  Each of Messrs. Frankfurt, Smith and Quain are non-employee members of the Board.  After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current Audit Committee members are financially literate, and (3) Mr. Quain qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.  The Audit Committee met five times during the fiscal year ended December 31, 2010.

Compensation Committee

The Company has a separately standing Compensation Committee.  The Compensation Committee has a charter, a current copy of which is available on the Company’s website, www.handyharman.com.  The members of the Compensation Committee are Robert Frankfurt, Garen W. Smith and Mitchell I. Quain.  Each of Messrs. Frankfurt, Smith and Quain are non-employee members of the Board.  The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor.  The Compensation Committee met four times during the fiscal year ended December 31, 2010.

Nominating Committee

The Company has a separately standing Nominating Committee.  The Nominating Committee has a charter, a current copy of which is available on the Company’s website, www.handyharman.com.  The members of the Nominating Committee are Robert Frankfurt, Garen W. Smith and Mitchell I. Quain.  Each of Messrs. Frankfurt, Smith and Quain are non-employee members of the Board.  The Nominating Committee evaluates and selects, or recommends to the full Board for their selection, nominees for directors.  The Nominating Committee Charter provides that the Nominating Committee may delegate certain duties to a consultant and/or advisor.  The Nominating Committee did not meet in person, but took action by unanimous written consent one time during the fiscal year ended December 31, 2010.

Director Independence

In assessing the independence of our directors, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Listing Rules, including NASDAQ Listing Rule 5605(a)(2), and applicable regulations adopted by the Securities and Exchange Commission (“SEC”).  Under the applicable NASDAQ Listing Rules, we have been considered a “controlled company” since May 2010, as more than 50% of our voting power is held by SPH Group Holdings LLC (“SPHG Holdings”).  As a controlled company, among other things, we are exempt from the requirement under the NASDAQ Listing Rules that we have a majority of independent directors.

After reviewing any material relationships that any of our directors may have with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities, our Board has determined that Robert Frankfurt, Garen W. Smith and Mitchell I. Quain, representing three of our eight directors, are “independent directors” as defined under the NASDAQ Listing Rules.  Consequently, all of the members of our Audit Committee, Compensation Committee and Nominating Committee, which are comprised of Messrs. Frankfurt, Smith and Quain, are independent under the NASDAQ definition of “independence.”

Nominating Process

The Nominating Committee of the Board, which is comprised solely of independent directors, selects, or recommends for the full Board’s selection, all director nominees.

The Nominating Committee identifies director candidates through recommendations made by Board members, management, stockholders and others.  At a minimum, a nominee to the Board should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity.  Recommendations are developed based on the nominee’s knowledge and experience in a variety of fields, as well as research conducted by the Company’s staff and outside consultants at the Nominating Committee’s direction.

Any stockholder recommendation should be directed to Handy & Harman Ltd., 1133 Westchester Avenue, White Plains, NY 10604, attention Corporate Secretary, and should include the candidate’s name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve.  Stockholder recommendations must also comply with the notice provisions contained in the Company’s bylaws in order to be considered (current copies of the Company’s bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company).

In determining whether to nominate a candidate, whether from an internally generated or stockholder recommendation, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  The Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.  While neither the Board nor the Nominating Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is the Company’s goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact the Company’s business.  The Nominating Committee recommended the nomination of the entire slate of directors to be voted upon at this year’s Annual Meeting.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, to one or more directors by writing to such director(s) or to the entire Board, care of the Corporate Secretary, Handy & Harman Ltd., 1133 Westchester Avenue, White Plains, NY 10604.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

The Board’s Leadership Structure

Since July 2005, Warren Lichtenstein has held the position of Chairman of the Board and since October 2005, Glen Kassan has held the positions of Vice Chairman and Chief Executive Officer of the Company.  This arrangement has allowed our Chairman to lead the Board and to be the Company’s principal spokesman with regards to the investment and financial communities while the Vice Chairman and Chief Executive Officer of the Company has focused primarily on managing the daily operations of the Company.  The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company for customers, employees and stockholders.  We do not have a Lead Independent Director.  Rather, the Company’s three independent directors, who are the sole members of the Audit, Compensation and Nominating Committees, provide strong independent leadership for each of those three committees.  The three independent directors meet in executive session from time to time, as deemed appropriate in their discretion, in their various capacities, and as the Audit Committee, the three independent directors meet in executive sessions with our outside auditors on a regular basis.

The Board’s Role in Risk Oversight

The Board is actively involved in overseeing the Company’s risk management processes.  The Board focuses on the Company’s general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management.  Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the Company’s businesses, and the Board and management actively engage in discussion on these topics.  Pursuant to a formal Approval Authorization policy, the Board is also informed of particular risk management matters in connection with its general oversight and approval of corporate matters.

In addition, each of the Board’s committees considers risk within its area of responsibility.  For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of the Company’s risk-related internal controls.  The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to appropriately reward executives for growth without undue risk taking.

The Company’s management is responsible for day-to-day risk management.  The Company’s Treasury and Internal Audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage day-to-day oversight of risk management strategy for the Company’s ongoing businesses.

Code of Ethics

The Company has adopted a code of conduct (the “Code of Conduct”) that applies to all of its directors, officers and employees.  The Code of Conduct is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct, and (v) accountability for adherence to the Code of Conduct.  The Code of Conduct is available on the Company’s website at www.handyharman.com.  Amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.handyharman.com.  The Company has implemented a web-based method for anonymous reporting of concerns at www.handyharman.ethicspoint.com.

Information with Respect to Executive Officers

As of the date hereof, the executive officers of the Company who are not also directors are as follows:

Name	Age	All Offices with the Company	Officer Since
James F. McCabe, Jr.	48	Chief Financial Officer, Senior Vice President and President, Shared Services	2007

Business Background of Executive Officers

James F. McCabe, Jr.  Chief Financial Officer and Senior Vice President.

James F. McCabe, Jr., age 48, has been Senior Vice President of the Company since March 2007, and Chief Financial Officer of the Company since August 2008, and holds similar positions in substantially all of the Company’s subsidiaries.  Mr. McCabe also serves as President, Shared Services of the Company.  In addition, since October 2011, Mr. McCabe has served as an officer of certain affiliates of Partners LLC.  See “Certain Relationships and Related Transactions” below.  From July 2004 to February 2007, Mr. McCabe served as Vice President of Finance and Treasurer, Northeast Region, of American Water Works Company.  From August 1991 to September 2003, he was with Teleflex Incorporated where he served in senior management positions including President of Teleflex Aerospace, President of Sermatech International, Chief Operating Officer of Sermatech International, President of Airfoil Technologies International and Chief Financial Officer of Teleflex Aerospace.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Executive Compensation

Summary Compensation Table

 The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for each of the Company’s last two completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2010; and (ii) the Company’s two most highly compensated executive officers, other than the Company’s principal executive officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2010.  We refer to these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)		(d)		(i)		(j)
Glen M. Kassan	2010	--	(1)	--		--		--
Chief Executive Officer	2009	--	(1)	--		--		--
Jeffrey A. Svoboda	2010	522,154		464,400		23,036	(3)	1,009,590
Senior Vice President of HNH and President and Chief Executive Officer of H&H Group	2009	495,430		49,980	(2)	15,751	(4)	561,161
James F. McCabe, Jr.	2010	320,640		223,859		63,131	(5)	607,630
Chief Financial Officer, Senior Vice President and President, Shared Services	2009	308,400		24,570	(2)	42,271	(6)	375,241
_____________
(1)
In each of 2011, 2010 and 2009, in lieu of paying Mr. Kassan’s annual salary, the Company was charged a management and services fee by SP Corporate Services, LLC (“SP Corporate”) in consideration for the services of Mr. Kassan and others.  Mr. Kassan is a Managing Director and operating partner of Partners LLC, an affiliate of SP Corporate. See “Certain Relationships and Related Transactions” below.

(2)	2009 Bonuses for Mr. McCabe and Mr. Svoboda were discretionary bonuses for 2009 equal to 50% of the amounts that would have been earned and paid under the 2009 Short Term Incentive Plan (“STIP”).

(3)	Includes payments for life insurance, car allowance and 401(k) matching payments.

(4)	Includes payments for life insurance and car allowance.

(5)	Includes payments for life insurance, car allowance, temporary living allowance, and 401(k) matching payments.

(6)	Includes payments for life insurance, car allowance and temporary living allowance.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the Named Executive Officers during the fiscal years ended December 31, 2010 and 2009 included salaries and non-equity incentive compensation.  In addition, each Named Executive Officer is eligible to receive contributions to his 401(k) plan under our matching contribution program.

Base Compensation.  In each of 2010 and 2009, salaries and bonuses accounted for 95% and 94% of total compensation, respectively, on average, for our Named Executive Officers other than our Chief Executive Officer.  Our Chief Executive Officer did not receive his annual salary, which he irrevocably waived effective January 1, 2009, or any bonus payments in 2009 or 2010.  See “Employment Agreements”).

On January 1, 2010, the Company reinstated the 5% salary reductions which had been implemented on January 4, 2009.  The 5% salary reductions had been implemented for annual salaries over $40,000 for all salaried employees, including all of the Company’s executive officers in furtherance of the Company’s ongoing efforts to lower its operating costs.  The Company also reinstated its employer contributions to 401(k) savings plans that had been suspended on January 4, 2009 for all employees not covered by a collective bargaining agreement.

Bonus Plan.  Effective January 1, 2009 and 2010, respectively, the Compensation Committee of our Board formally adopted the 2009 Bonus Plan (which was terminated effective December 31, 2009) and the 2010 Bonus Plan (together, the “Bonus Plans”) to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of cash bonus payments for achieving certain performance goals established for them.  Participants in the Bonus Plans who are Named Executive Officers of the Company include Messrs. McCabe and Svoboda.

The Bonus Plans include two components.  The first component is the STIP and the second component is a Long Term Incentive Plan (“LTIP”).  The structure of the Bonus Plans is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

 Short Term Incentive Plan.  The Compensation Committee has established two components for the STIP, a return on invested capital (“ROIC”) component and a component based on the achievement of pre-determined individual objectives.  The ROIC component is calculated by dividing pre-bonus earnings before interest, taxes, depreciation and amortization (“PBEBITDA”) by average invested capital (“AIC”).  The component based on the achievement of individual objectives is based on personal objectives set either by the Division President, President & Chief Executive Officer of H&H and Bairnco, the CEO of HNH or the Compensation Committee of the Board for each participant.  Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 8% to 80%.  STIP bonuses earned will be paid annually.  No STIP bonus will be paid if either component is below a predetermined threshold.

Long Term Incentive Plan.  The LTIP component of the Bonus Plans is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years preceding the year the LTIP bonus is paid.  The sales target is based on the combined budgeted sales for the three fiscal years preceding the year the LTIP bonus is paid.  The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these three years.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 2% to 20%.  LTIP bonuses earned under the 2010 Bonus Plan will be paid following the conclusion of the 2012 fiscal year.  A bonus payout under the LTIP will not occur if either the ROIC or sales component is below 80% of the respective target.

Under the Bonus Plans, the target percentage of base salary (as base salary is defined in his employment agreement) that may be earned by Mr. Svoboda is 100% and the target percentage of base salary that may be earned by Mr. McCabe is 75%.

On July 17, 2009, the Compensation Committee of the Board adopted a policy that the Company (i) will not pay STIP/LTIP bonuses under the Bonus Plans if either H &H or Bairnco are or would be in default under their respective loan covenants, unless the Compensation Committee otherwise decides to pay a special bonus as permitted by the Bonus Plans and (ii) will not make a partial reversal but will reverse the entire accrual for all STIP and LTIP bonuses if a reversal of an accrual for STIP/LTIP bonuses under the Bonus Plans is required in order to permit either H&H or Bairnco to meet its respective loan covenants.  Following this policy directive, the Company reversed accruals under the 2009 Bonus Plan as of the end of the second quarter of 2009 thereby canceling the 2009 STIP and the 2007, 2008 and 2009 LTIP bonuses.

On March 17, 2010, the Compensation Committee approved discretionary bonuses for 2009 equal to 50% of the amounts that would have been earned and paid under the 2009 STIP program.

2010 STIP bonuses were paid and 2010 LTIP bonuses were accrued under the 2010 Bonus Plan in accordance with the terms thereof.  Messrs. McCabe and Svoboda received STIP bonuses of $223,859 and $464,400, respectively, under the 2010 Bonus Plan.

Effective March 14, 2011, the Compensation Committee of our Board approved the grant of restricted stock awards under our 2007 Incentive Stock Plan, as amended (the “2007 Incentive Stock Plan”), to certain executive officers, including a grant of 70,000 restricted shares to Mr. Svoboda and of 25,000 restricted shares to Mr. McCabe.  These grants were made in lieu of the LTIP component of the Company’s 2011 Bonus Plan for those individuals who received shares of restricted stock.  These restricted stock grants vested with respect to 25% of the award upon grant and will vest in equal annual installments over a three year period from the grant date with respect to the remaining 75% of the award.

Employment Agreements

 Glen M. Kassan.  Glen M. Kassan was appointed Chief Executive Officer on October 7, 2005.  In 2006, the Compensation Committee approved a salary of $600,000 per annum for Mr. Kassan effective January 1, 2006.  There is no employment agreement between the Company and Mr. Kassan regarding Mr. Kassan’s employment with the Company.  The $600,000 annual salary payable to Mr. Kassan with respect to the year ended December 31, 2009, which had been deferred effective January 1, 2009 (net of the 5% company-wide salary reduction), was irrevocably waived by Mr. Kassan and was not paid.  Mr. Kassan is a Managing Director and operating partner of Partners LLC, an affiliate of SP Corporate.  In each of 2011, 2010 and 2009, in lieu of paying Mr. Kassan’s annual salary, the Company was charged a management and services fee by SP Corporate in consideration for the services of Mr. Kassan and others.  See “Certain Relationships and Related Transactions” below.

In March 2011, Mr. Kassan received a grant of 100,000 shares of restricted stock under our 2007 Incentive Stock Plan with respect to his service as a director, Vice Chairman and Chief Executive Officer of the Company.  See “Director Compensation” below.

Jeffrey A. Svoboda.  Effective January 28, 2008, Jeffrey A. Svoboda entered into an employment agreement, pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H.  Mr. Svoboda was also appointed by the Board to serve as the President and Chief Executive Officer of Bairnco, effective January 2009, and as a Senior Vice President of the Company, effective March 2009, and President and Chief Executive Officer of H&H Group, effective August 2011.  His employment agreement provides for an initial two-year term, which automatically extends for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement also provides to Mr. Svoboda, among other things, (i) an annual salary of $500,000, (ii) an annual bonus with a target of 100% of base salary under the Company’s STIP and LTIP (as base salary is defined in his employment agreement); (iii) a grant of 100,000 options to purchase shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one-third of which vested on the grant date, one-third of which vested on the first anniversary of the grant date, and the final one-third of which vested on the second anniversary of the grant date; and (iv) other benefits.  As discussed above, effective November 24, 2008, the outstanding option to purchase shares of the Company’s common stock granted pursuant to Mr. Svoboda’s employment agreement was adjusted pursuant to the 2007 Incentive Stock Plan to reflect the Reverse Stock Split by reducing the number of shares issuable thereunder to 10,000 and by increasing the exercise price of such option to $90.00 per share.  Effective January 4, 2009, we amended our employment agreement with Mr. Svoboda to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. Svoboda’s employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A.

James F. McCabe, Jr.  On February 1, 2007, James F. McCabe, Jr. entered into a one-year employment agreement with each of the Company and H&H, effective on March 1, 2007, and which, by the terms of the employment agreement, will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement provides for an annual salary of no less than $300,000 and an annual bonus to be awarded at the Company’s sole discretion.  In addition, Mr. McCabe’s employment agreement provided for the grant of options to purchase 50,000 shares of the Company’s common stock upon the Company’s adoption of a stock option plan and registration of underlying shares by September 30, 2007, or alternatively 50,000 “phantom” options in lieu of such options if such a plan had not been adopted by such date.  We satisfied this obligation by granting Mr. McCabe an option to purchase 50,000 shares of the Company’s common stock options on July 6, 2007 at an exercise price equal to $9.00, half of which were exercisable immediately, one-quarter of which became exercisable on July 7, 2008 and the balance of which became exercisable on July 6, 2009.  Effective November 24, 2008, the outstanding option to purchase shares of the Company’s common stock granted pursuant to Mr. McCabe’s employment agreement was adjusted pursuant to the 2007 Incentive Stock Plan to reflect a 1-for-10 reverse split of the Company’s common stock effected November 2008 (the “Reverse Stock Split”) by reducing the number of shares issuable thereunder to 5,000 and by increasing the exercise price of such option to $90.00 per share.

In addition, pursuant to Mr. McCabe’s employment agreement, he is entitled to four weeks paid vacation, health insurance coverage (if and to the extent provided to all of our other employees), a car allowance of $600 per month, life insurance, disability insurance and 401(k) benefits, if and to the extent provided to executives of either the Company or H&H.  Mr. McCabe was also entitled to a temporary living allowance of $3,400 per month through February 2009 under his employment agreement, and thereafter is receiving a monthly living and travel allowance of up to $3,400 per month.  Effective January 4, 2009, the Company amended its employment agreement with Mr. McCabe to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. McCabe’s employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A of the Internal Revenue Code and the regulations and interpretive guidance issued thereunder (“Section 409A”).

See “Potential Payments upon Termination or Change in Control” for further discussion on termination, retirement and change in control provisions of the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by the Named Executive Officers as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Glen M. Kassan	--	--	--	--
Chief Executive Officer
Jeffrey A. Svoboda	10,000	--	$ 90.00	January 28, 2016
Senior Vice President of HNH and President and Chief Executive Officer of H&H Group
James F. McCabe, Jr.	5,000	--	$ 90.00	July 6, 2015
Chief Financial Officer, Senior Vice President and President, Shared Services

Potential Payments Upon Termination or a Change in Control

Jeffrey A. Svoboda.  In the event that the Company terminates Mr. Svoboda’s employment agreement without cause or gives notice not to extend the term of the employment agreement, we will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract (as base salary is defined in his employment agreement) or one (1) year of the greater of his then current annual base salary or of his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or H&H relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

 James F. McCabe, Jr.  In the event that the Company terminates Mr. McCabe’s employment agreement without cause or gives notice not to extend the term of the employment agreement, we will pay to Mr. McCabe, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of the greater of his then current annual base salary or his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits for up to a twelve (12) month period following termination, (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect and (iv) a car allowance for a one-year period after termination.  Mr. McCabe will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or the Company relocates more than 50 miles from its headquarters, as more specifically described in the employment agreement.

Risk Assessment of the Company’s Compensation Policies

The Company’s compensation programs are discretionary, balanced and focused on the long term.  Goals and objectives of the Company’s compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  The Company’s approach to compensation practices and policies applicable to employees throughout the Company is consistent with that followed for its executives and, accordingly, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each director who served on the Board during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(d)	(g)	(h)
Robert Frankfurt	108,133	--	--	108,133
Jack L. Howard	--	--	--	--
Glen M. Kassan	--	--	--	--
Louis Klein, Jr.(3)	110,821	--	--	110,821
Warren G. Lichtenstein	--	--	--	--
John H. McNamara, Jr.	--	--	--	--
John J. Quicke(2)	--	--	--	--
Garen W. Smith	108,988	--	--	108,988(1)

(1)
In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the Company, Unimast and Mr. Smith in connection with the sale by the Company of Unimast, its then wholly-owned subsidiary, and the termination of Mr. Smith’s employment as President and Chief Executive Officer of Unimast.

(2)	Mr. Quicke did not stand for re-election at the Company’s annual meeting of stockholders held on December 9, 2010.

(3)	Mr. Klein resigned from the Board in August 2011.

Effective January 1, 2011, the Board adopted the following compensation schedule for non-employee directors:

Annual Retainer for Directors:	$40,000
Annual Retainer for Chairman:	$90,000
Board Meeting Fee:	$1,500
Annual Retainer for Audit Committee Members:	$7,500
Annual Retainer for Audit Committee Chair:	$10,000
Audit Committee Meeting Fee:	$1,000
Annual Retainer for Compensation Committee Members:	$6,000
Annual Retainer for Compensation Committee Chair:	$6,500
Compensation Committee Meeting Fee:	$1,000
Annual Retainer for Nominating Committee Members:	$5,000
Annual Retainer for Nominating Committee Chair:	$5,000
Nominating Committee Meeting Fee:	$1,000
Special Committee Meeting Fee:	$1,000

Effective March 14, 2011, the Compensation Committee of the Board approved the grant of (a) 1,000 shares of restricted stock under our 2007 Incentive Stock Plan to each director, other than the Chairman and Vice Chairman, and (b) 100,000 shares of restricted stock under our 2007 Incentive Stock Plan to each of the Chairman and Vice Chairman.  These restricted stock grants will vest on the earlier of one year from the date of grant or upon the recipient ending his service as a director of the Company, subject to the terms thereof.  In addition, the Company granted 1,000 shares of restricted stock to Mr. Quain upon his appointment to the Board in June 2011, which shares vest on the earlier of one year from the date of grant or upon Mr. Quain ending his service as a director of the Company.

On July 6, 2007, the Compensation Committee of the Board of the Company adopted certain compensatory arrangements (the “Arrangements”) for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and Chairman and Chief Executive Officer of Partners LLC, the manager of SPII and Steel Holding, and Glen Kassan, the Chief Executive Officer and Vice Chairman of the Board and Managing Director and operating partner of Partners LLC, to provide incentives for Messrs. Lichtenstein and Kassan.  The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 10,000 multiplied by the difference of the market value of the Company’s stock price and $90.00, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect the Reverse Stock Split.  The Arrangements are not based on specified targets or objectives other than the Company’s stock price.  The bonus is payable immediately upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The Arrangements terminate July 6, 2015, to the extent not previously received.  Effective January 1, 2009, certain technical amendments were made to the Arrangements for the purpose of bringing the Arrangements into compliance with the applicable provisions of Section 409A.

Limitation on Liability and Indemnification Matters

The Company’s amended and restated bylaws and amended and restated certificate of incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

Directors’ and Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our existing equity compensation plans as of December 31, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	57,500	$90.00	1,142,500

Equity compensation plans not approved by security holders	--	--	--

Total:	57,500	$90.00	1,142,500

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of shares of our common stock as of October 27, 2011, held by:

•	Each person who beneficially owns 5% or more of the shares of common stock then outstanding;

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group.

 The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, if any, held by that person that were exercisable on October 27, 2011 or would be exercisable within 60 days following October 27, 2011 are considered outstanding.  Such shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other person.  To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 12,646,498 shares of common stock outstanding as of October 27, 2011.  Unless otherwise listed in the table below, the address of each such beneficial owner is c/o Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY, 10604.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
SPH Group Holdings LLC (1) 590 Madison Avenue New York, New York 10022	7,014,736	55.5%

GAMCO Investors, Inc. (2) One Corporate Center Rye, New York 10580	1,355,015	10.7%

Warren G. Lichtenstein (1)	7,114,736	56.3%

Robert Frankfurt (3)	1,000	*

Jack L. Howard (4)	58,642	*

Glen M. Kassan (5)	100,000	*

James F. McCabe, Jr. (6)	32,826	*

John H. McNamara, Jr. (7)	1,500	*

Mitchell I. Quain (8)	2,000	*

Garen W. Smith (9)	3,415	*

Jeffrey A. Svoboda (10)	74,762	*

All Directors and Executive Officers as a Group (9 persons)	7,411,274	58.5%
_______________
* less than 1%

(1)
Based upon a Form 4 it filed on September 23, 2011, SPHG Holdings directly owns 7,014,736 shares of the Company’s common stock.  Steel Holdings owns 99% of the membership interests of SPH Group LLC (“SPHG”).  SPHG is the sole member of SPHG Holdings.  Partners LLC is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings.  Warren G. Lichtenstein, Chairman of the Board, is also the manager of Partners LLC.  By virtue of these relationships, each of Steel Holdings, SPHG, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the shares owned directly by SPHG Holdings.  Mr. Lichtenstein also directly owns 100,000 shares of restricted stock issued pursuant to the Company’s 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. Lichtenstein ending his service as a director of the Company.

(2)	Based upon Amendment No. 7 to Schedule 13D filed on January 24, 2011, a group including GAMCO Investors, Inc. beneficially owns 1,355,015 shares of common stock.

(3)
Consists of 1,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. Frankfurt ending his service as a director of the Company.

(4)
Consists of (a) 57,642 shares owned directly by EMH Howard, LLC (“EMH”) which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH and (b) 1,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. Howard ending his service as a director of the Company.  Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

(5)
Consists of 100,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. Kassan ending his service as a director of the Company.

(6)
Includes (a) 5,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 22,826 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but remain unvested with respect to 75% of the award which will vest in equal annual installments over a three-year period from March 14, 2011.

(7)
Includes 1,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. McNamara ending his service as a director of the Company.

(8)
Consists of (a) 1,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of June 17, 2012 or upon Mr. Quain ending his service as a director of the Company an d(b) 1,000 shares owned directly by family trusts.

(9)
Includes (a) 1,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 1,000 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but do not vest until the earlier of March 14, 2012 or upon Mr. Smith  ending his service as a director of the Company.

(10)
Includes (a) 10,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 64,762 shares of restricted stock issued pursuant to our 2007 Incentive Stock Plan, which currently have voting rights but remain unvested with respect to 75% of the award which will vest in equal annual installments over a three-year period from March 14, 2011.

Certain Relationships and Related Transactions

As of October 27, 2011, SPHG Holdings is the direct owner of 7,014,736 shares of the Company’s common stock, representing approximately 55.5% of the outstanding shares.  Steel Holdings owns 99% of the membership interests of SPHG.  SPHG is the sole member of SPHG Holdings.  Partners LLC is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings.  Warren G. Lichtenstein, Chairman of the Board, is also the manager of Partners LLC.  In addition, employees and affiliates of Partners LLC hold positions with the Company, including Glen M. Kassan, as Chief Executive Officer and Vice Chairman, John J. Quicke, as Vice President, and Jack L. Howard and John H. McNamara Jr., as directors.  In addition, since October 2011, James F. McCabe, Jr., the Company’s Chief Financial Officer, Senior Vice President and President, Shared Services, has also served at the Company’s request as an officer of certain affiliates of Partners LLC.

The Company paid a management and services fee to SP Corporate of $1,950,000 and $950,000 for services performed in 2010 and 2009, respectively, and, on March 10, 2011, a management and services fee to SP Corporate in the amount of $1,740,000 was approved for services to be performed in 2011.  SP Corporate is an affiliate of Partners LLC and is controlled by the Company’s Chairman, Warren G. Lichtenstein.  The management and services fees paid to SP Corporate were approved by a special committee of the Board, composed entirely of independent directors.  In connection with the approval of the management and services fee, on March 10, 2011, the special committee of the Board also approved a sub-lease of office space from an affiliate of Partners LLC for an estimated aggregate occupancy charge of approximately $425,000 per year.  In each of 2009 and 2010 the management and services fee was paid as consideration for the services of Warren G. Lichtenstein, as Chairman of the Board, Glen M. Kassan, as Vice Chairman, John J. Quicke, as director (until December 2010), and Jack L. Howard and John H. McNamara, Jr., both as directors.  In addition, in each of 2009 and 2010, the management services fee was also, and in 2011 will be, paid as consideration for management and advisory services with respect to operations, strategic planning, finance and accounting, sale and acquisition activities and other aspects of the Company’s businesses as well as Glen Kassan’s services as Chief Executive Officer, John Quicke’s services as a Vice President and other assistance from Partners LLC and its affiliates.

In 2010 and 2009, the Company provided certain accounting services to Steel Holdings, and continues to provide certain accounting services on an ongoing basis.  The Company billed Steel Holdings $550,000 and $91,000 on account of services provided in 2010 and 2009, respectively.  Since October 2011, Mr. McCabe has served at the Company’s request as an officer of certain affiliates of Partners LLC in furtherance of providing such services.

On October 15, 2010, we refinanced the prior indebtedness of H&H and Bairnco to the Steel Partners II Liquidating Series Trusts (Series A and Series E) (the “Steel Trusts”), each constituting a separate series of the Steel Partners II Liquidating Trust as successor-in-interest to an affiliate of Steel Holdings.  In accordance with the terms of an Exchange Agreement entered into on October 15, 2010 by and among H&H Group, certain of its subsidiaries and the Steel Trusts, H&H Group made an approximately $6 million cash payment in partial satisfaction of prior indebtedness to the Steel Trusts and exchanged the remainder of such prior obligations for units (the “Units”) consisting of (a) $72,925,500 aggregate principal amount of the 10% subordinated secured notes due 2017 (the “Subordinated Notes”) and (b) warrants, exercisable beginning October 14, 2013, to purchase an aggregate of 1,500,806 shares of the Company’s common stock, with an exercise price of $11.00 per share (the “Warrants”).  On October 14, 2011, H&H Group redeemed $25 million principal amount of outstanding Subordinated Notes on a pro-rata basis among all holders thereof at a redemption price of 102.8% of the principal amount and accrued but unpaid payment-in-kind-interest thereof, plus accrued and unpaid cash interest.  Until October 14, 2013, the Subordinated Notes and Warrants which comprise the Units are not detachable and, accordingly, a pro rata portion of Warrants were also redeemed.

Our Board is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.  As used throughout this Proxy Statement, the term “affiliate” means with respect to a person each other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

Section 16(A) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and NASDAQ.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended December 31, 2010, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements with the exception of two reports on Form 4 filed by SPII, each covering one transaction.

Vote Required

If a quorum is present, the affirmative vote of stockholders holding a plurality of the votes is required to approve this Proposal No. 1.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board is considering Grant Thornton LLP (“GT”) to serve as the Company’s independent registered public accounting firm.  GT has served as the Company’s independent registered public accounting firm since January 2007.  While it is not required to do so, the Board is submitting to stockholders for ratification the selection of GT as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  Notwithstanding ratification of the selection of GT to serve as the Company’s independent registered public accounting firm, the Board will be under no obligation to select GT as the Company’s independent registered public accounting firm.

Representations at the Meeting

Representatives from GT will be present at the Meeting and they will have the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by GT for professional services rendered was $1,601,655 and $2,190,589 for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2010 and 2009, respectively, which services included the cost of the reviews of other periodic reports for each respective year.

Audit-Related Fees

The aggregate fees billed by GT for professional services categorized as Audit-Related Fees rendered was $51,998 and $137,718 for the years ended December 31, 2010 and 2009, respectively, relating principally to assistance and services pertaining to audits of the financial statements of various of the Company’s pension and benefit plans.

Tax Fees

The aggregate fees billed by GT for tax services for the fiscal years ended December 31, 2010 and 2009 were $23,562 and $52,837, respectively, relating principally for tax compliance, advice and planning.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended December 31, 2010 and 2009.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by GT during our most recent fiscal year are compatible with maintaining the independence of such auditors.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by the Board.  The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, with GT, the Company’s independent auditors for the fiscal year ended December 31, 2010.  The Audit Committee has received the written disclosures and the letter from GT, as required by the applicable requirements of the PCAOB, regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with GT the independence of GT.  The Audit Committee also considered whether GT’s non-audit services, including tax planning and consulting, are compatible with maintaining GT’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD

Robert Frankfurt

Garen W. Smith

Mitchell I. Quain

Vote Required

If a quorum is present, the affirmative vote of stockholders holding not less than a majority of the votes cast on the matter is required to approve Proposal No. 2.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING AND OTHER MATTERS

Stockholder Proposals

In accordance with the Company’s Amended and Restated By-Laws, stockholders wishing to nominate directors or bring a proposal before the 2012 Annual Meeting of stockholders must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than the close of business on August 31, 2012 nor earlier than the close of business on August 1, 2012; provided, however, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after November 29, 2012, notice by the stockholder to be timely must be delivered not earlier than the close of  business on the 120th day prior to such annual meeting and not later than the later of the close of  business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person.  We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

Annual Report and Available Information

The Company is concurrently sending all of its stockholders of record as of October 17, 2011 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Amendment No. 1 thereto.  Such report contains the Company’s certified consolidated financial statements for the fiscal year ended December 31, 2010, including those of the Company’s subsidiaries.  Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC.  Requests should be directed to Handy & Harman Ltd., 1133 Westchester Avenue, White Plains, NY 10604, attention Corporate Secretary, or (914) 461-1300.  You may also access a copy of our Annual Report on Form 10-K, and Amendment No. 1 thereto, electronically in the Investor Relations section of the Company’s website, www.handyharman.com or at www.handyharman.com /2011annual.php.

Handy & Harman Ltd.,

/s/ Glen M. Kassan
Glen M. Kassan
Chief Executive Officer

October 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 29, 2011.

The Company is furnishing proxy materials for the Annual Meeting on the Internet in addition to mailing paper copies of the materials to each stockholder of record on the record date for the Annual Meeting.  The Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Amendment No. 1 thereto are available at:  www.handyharman.com /2011annual.php.

HANDY & HARMAN LTD.

Proxy – Annual Meeting of Stockholders
November 29, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Glen M. Kassan and James F. McCabe, Jr., each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Handy & Harman Ltd. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on November 29, 2011, at 11:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 65 East 55th Street, New York, New York 10022, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 28, 2011, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Amendment No. 1 thereto.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL NO. 1 AND “FOR” APPROVAL OF PROPOSAL NO. 2.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL NO. 2.

1.
To elect the following nominees to the Board of Directors of the Company, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and shall qualify:

Warren G. Lichtenstein
Robert Frankfurt
Jack L. Howard
Glen M. Kassan
John H. McNamara Jr.
Mitchell I. Quain
Garen W. Smith
Jeffrey A. Svoboda

FOR ALL NOMINEES [___]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [___]

To withhold authority to vote for any individual nominee(s), print name(s) above.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR [___]	AGAINST [___]	ABSTAIN [___]

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

NOTE: Your signature should appear the same as your name appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a corporation gives a proxy, an authorized officer should sign it.

Signature:	Title:	Date:

Signature:	Title:	Date:

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.  No postage is required if mailed in the United States.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [___]

_______________________________________________________
_______________________________________________________